Exhibit 99.1

CSB BANCORP ANNUAL MEETING April 26, 2006 "A relationship you can bank on!"

AGENDA BUSINESS MEETING PRIOR MINUTES ELECTION OF DIRECTORS ADJOURN MANAGEMENT PRESENTATION QUESTIONS VISITATION

FORWARD LOOKING STATEMENTS Certain statements contained in this report that are not historical facts are forward- looking statements that are subject to certain risks and uncertainties. When used herein, the terms "anticipates", "plans", "expects", "believes", and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. The Company's actual results, performance or achievements may materially differ from those expressed or implied in the forward-looking statements. Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, general economic conditions, interest rate environment, competitive conditions in the financial services industry, changes in law, governmental policies and regulations, and rapidly changing technology affecting financial services. The Company does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

ANNUAL OPERATING RESULTS Selected Highlights

ADDITIONAL ANNUAL HIGHLIGHTS

Return on Average Assets 2002 2003 2004 2005 Ohio 0.0114 0.0103 0.0104 0.0104 Nation 0.0109 0.0105 0.0104 0.011 CSB 0.0065 0.0068 0.0081 0.0091 Source: FDIC, Federal Reserve

Return on Average Equity 2002 2003 2004 2005 Ohio 0.1231 0.1155 0.1162 0.1163 Nation 0.1159 0.1166 0.119 0.1223 CSB 0.0576 0.06 0.0715 0.0792 Source: FDIC,Federal Reserve, Austin Associate, LLC

Efficiency Ratio 2002 2003 2004 2005 Ohio 0.633 0.641 0.651 0.642 Nation 0.627 0.646 0.65 0.637 CSB 0.819 0.776 0.703 0.6988 Source: FDIC, Federal Reserve

2005 HIGHLIGHTS 1. Improved Operating Ratios: Return on Assets (R.O.A.) increased 12%, up 10 basis points to 0.91% Return on Equity (R.O.E.) increased 11%, up 77 basis points to 7.92% Efficiency Ratio improved from 70.3% to 69.9%, an improvement of .6%

2. Continued Focus on Quality of Loan Portfolio Delinquencies declined to .36% Versus .37% at 12/31/04 Versus National Peer Group of .82% Non-Performing loans declined to $800 thousand, or .37% Versus $1.7 million at 12/31/04 Versus National Peer Group of .53% 2005 HIGHLIGHTS (continued)

Improved Operating Processes: "Raving Fans" operating model Service Improvement Teams Do the right things while doing things right Constant Customer Feedback Implemented Cost Center Accounting System 2005 HIGHLIGHTS (continued)

4. Branding and Service Enhancements: Common Signage Theme Installed New Drive-thru ATM's at Sugarcreek, Winesburg, & S. Clay Added Full-Service ATM at Charm Improved security at all banking center locations 2005 HIGHLIGHTS (continued)

Stock Price and Dividends 5. Stock Price Results: Increased 5%, from $20.00 to $21.00/share Increased Cash Dividends Declared by 8% From $.52 to $.56 per share

FIRST QTR FINANCIAL HIGHLIGHTS

FIRST QTR FINANCIAL HIGHLIGHTS (continued)

WHAT'S IN STORE FOR 2006? 2005 Actual 2006 Target Return on Assets .91% 1.01% Return on Equity 7.92% 9% Efficiency Ratio 69.9% <70% Leverage Ratio 11.08% >10% ALLL to Loans Ratio 1.14% >1.10% Price to Book 1.54x >1.5x Sustain Solid Improvement in Financial Performance

2. Maintain High Credit Quality 3. Interest rate environment will begin to change End of Fed tightening Rates could begin declining between Q4 2006 and Q2 2007 Net interest margins will be pressured WHAT'S IN STORE FOR 2006? (continued)

4. Continue pursuing sustainable growth Current Plans Include Continue Growing Courier Service Expanded mortgage products with an additional product wholesaler Exploring additional markets CSB Investment Services, LLC Part of our non-banking growth strategy Continue Growing Trust Services WHAT'S IN STORE FOR 2006? (continued)

5. Merchant Image Capture Serve customers in any market with electronic deposit and payment services 6. CSB Web Site Improvements 7. Marketing & Branding Visibility Drive-up lanes and lobbies 8. Sarbanes-Oxley Section 404 compliance Pending final regulations Would likely cost about $130,000 or $0.05 per share WHAT'S IN STORE FOR 2006? (continued)

Poised to continue solid earnings improvement Increased Cash Dividend Declared in 1st Quarter From $0.14 to $0.16, an increase of 14% Continuation of the Common Share Repurchase Program 200,000 shares authorized Approximately 126,000 repurchased to date WHAT'S IN STORE FOR 2006? (continued)

CSB Stock CSB Stock

QUESTIONS April 26, 2006 "A relationship you can bank on!"